Exhibit 99.1

Intuit Completes Acquisition of Mailchimp

Together Intuit and Mailchimp Will Provide an AI-Driven, End-to-End Customer Growth Platform for Small and Mid-Market Businesses

MOUNTAIN VIEW, Calif. — Intuit (Nasdaq: INTU), the global technology platform that makes TurboTax, QuickBooks, Mint, and Credit Karma, today announced that it has completed its acquisition of Mailchimp, a world-class, global customer engagement and marketing platform for growing small and mid-market businesses. Together, Intuit and Mailchimp will work to deliver on the vision of an innovative, end-to-end customer growth platform for small and mid-market businesses, allowing them to get their business online, market their business, manage customer relationships, benefit from insights and analytics, get paid, access capital, pay employees, optimize cash flow, be organized and stay compliant, all assisted by experts at their fingertips.

“At Intuit, we’re focused on powering prosperity around the world, and we’re thrilled that the addition of Mailchimp will allow us to help small and mid-market businesses with one of their top challenges — reaching and retaining customers,” said Sasan Goodarzi, CEO of Intuit. “We’ll expand our AI-driven expert platform by integrating Mailchimp and QuickBooks in smart ways that will help businesses from start-up to scale-up grow and run with confidence. I’m personally excited to officially welcome our new Mailchimp colleagues to the Intuit family.”

The combination of these trusted brands comes at a time when small and mid-sized businesses are working to rebound from the impacts of the COVID-19 pandemic. For two-thirds of small businesses, finding new customers is their biggest obstacle, and over 25% struggle to retain existing customers. Despite this, almost three-quarters of small businesses have not adopted a customer relationship management solution.

The integration of Mailchimp into the QuickBooks platform will help address these issues, providing small and mid-market businesses with tools to power their success. The companies began testing a one-way integration between QuickBooks Online and Mailchimp in July 2021, and since then QuickBooks customers have imported more than 400,000 customer contacts into their Mailchimp accounts to use for customer segmentation and marketing. In the coming months, a key benefit of the acquisition will be a deeper integration, enabling the syncing of customer purchase data between QuickBooks and Mailchimp and tailored recommendations to help small businesses optimize their marketing efforts.

“The combination of Mailchimp and QuickBooks together will create a robust engine for small and mid-market success,” said Alex Chriss, Executive Vice President and General Manager of Intuit’s Small Business and Self-Employed Group. “With Mailchimp and QuickBooks combined, our customers can leverage their purchase data to glean better insights about how and who to market to so they can grow their businesses.”

“Over the past 20 years, Mailchimp has been on a tremendous journey empowering small businesses to grow,” said Ben Chestnut, Mailchimp co-founder and CEO. “Joining Intuit is like a mid-air refueling that will allow us to accelerate our shared mission and help our customers prosper. I can’t wait to co-pilot this next leg of our journey.”

Transaction Details

Intuit has closed the acquisition of Mailchimp for total consideration of approximately $5.7 billion in cash, 10.1 million shares of Intuit common stock with a fair value of approximately $6.3 billion (based on the October 29, 2021 closing stock price of $625.99 per share), and 573,000 restricted stock units that will be valued based on the November 1, 2021 closing stock price. Intuit will also grant approximately $200 million of restricted stock units to Mailchimp employees shortly after the closing. Further transaction details can be found in the company’s Form 8-K filed with the SEC today.

Intuit funded the cash consideration through cash on hand and a $4.7 billion term loan under a new credit agreement.

Advisors

Morgan Stanley & Co. LLC served as Intuit’s financial advisor, and Latham & Watkins LLP served as its legal advisor. Qatalyst Partners served as Mailchimp’s exclusive financial advisor and King & Spalding LLP served as its legal advisor.

About Intuit

Intuit is a global technology platform that helps our customers and communities overcome their most important financial challenges. Serving approximately 100 million customers worldwide with TurboTax, QuickBooks, Mint and Credit Karma, we believe that everyone should have the opportunity to prosper. We never stop working to find new, innovative ways to make that possible. Please visit us for the latest information about Intuit, our products and services, and find us on social.

About Mailchimp

Mailchimp is an all-in-one marketing platform for growing businesses. Mailchimp empowers millions of customers around the world to start and grow their businesses with world-class marketing technology, award-winning customer support, and inspiring content. Mailchimp’s marketing platform puts your audience at the heart of your marketing, so you can digitally promote your business across email, social media, landing pages, ads, websites, and more—all from one place. Millions of businesses and individuals—from community organizations to Fortune 100 companies—trust Mailchimp to help them connect with their audience with the right message, at the right time, in the right place. Founded in 2001 and based in Atlanta with offices in Brooklyn, Oakland, Vancouver, London, and Santa Monica, Mailchimp has 1,200+ employees. Find Mailchimp on social.

Cautions About Forward-looking Statements

This communication contains forward-looking statements within the meaning of applicable securities laws. Forward-looking statements and information usually relate to future events and anticipated revenues, earnings, cash flows or other aspects of our operations or operating results. Forward-looking statements are often identified by the words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “estimate,” “outlook” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. These factors include, without limitation, the following: risks associated with tax liabilities or changes in U.S. federal tax laws or interpretations to which the transaction with Mailchimp or parties thereto are subject; risks related to pre-acquisition non-compliance by Mailchimp with applicable regulatory requirements; failure to successfully integrate any new business; failure to realize anticipated benefits of any combined operations; unanticipated costs of acquiring or integrating Mailchimp; potential impact of announcement or consummation of the acquisition on relationships with third parties, including employees, customers, partners and competitors; changes in legislation or government regulations affecting the acquisition or the parties; economic, social or political conditions that could adversely affect the acquisition or the parties; our ability to compete successfully; potential governmental encroachment in our tax businesses; our ability to adapt to technological change; our ability to predict consumer behavior; our reliance on third-party intellectual property; our ability to protect our intellectual property rights; any harm to our reputation; risks associated with acquisition and divestiture activity; the issuance of equity or incurrence of debt to fund an acquisition; any cybersecurity incidents that may affect us (including those affecting the third parties we rely on); customer concerns about privacy and cybersecurity incidents; fraudulent activities by third parties using our offerings; our failure to process transactions effectively; interruption or failure of our information technology; our ability to maintain critical third-party business relationships; our ability to attract and retain talent; any deficiency in the quality or accuracy of our products (including the advice given by experts on our platform); any delays in product launches; difficulties in processing or filing customer tax submissions; risks associated with international operations; changes to public policy, laws or regulations affecting our businesses; litigation in which we are involved; the seasonal nature of our tax business; changes in tax rates and tax reform legislation; global economic changes; exposure to credit, counterparty or other risks in providing capital to businesses; amortization of acquired intangible assets and impairment charges; our ability to repay or otherwise comply with the terms of our outstanding debt; our ability to repurchase shares or distribute dividends; volatility of our stock price; and our ability to successfully market our offerings. More details about these and other risks that may impact our business are included in our Form 10-K for fiscal 2021 and in our other SEC filings. You can locate these reports through our website at http://investors.intuit.com. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof. We do not undertake any duty to update any forward-looking statement or other information in this communication, except to the extent required by law.

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Investors

Kim Watkins

Intuit Inc.

650-944-3324

kim_watkins@intuit.com

Media

Jeff Davis

Intuit Inc.

480-252-1665

jeff_davis@intuit.com